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PRODUCT SUPPLEMENT TO THE PROSPECTUS SUPPLEMENT DATED MARCH 24, 2008
AND PROSPECTUS DATED MARCH 29, 2007

           Credit Suisse

Return Enhanced Notes (REN)
and
Buffered Return Enhanced Notes (BREN)
and
Dual-Directional Buffered Return Enhanced Notes (DD-BREN)
Linked to the Value of a Basket of One or More Common Stocks of a Reference Share Issuer

          The securities offered by this product supplement, which we refer to as the "notes," will be linked to the value of a basket (the "basket") comprised of one or more common shares of a reference share issuer (each such share, a "reference share"). The number of reference shares to which the basket is linked will be specified in the applicable pricing supplement.

          The maturity date of each note will be specified in the applicable pricing supplement, subject to postponement if a market disruption event occurs on any valuation date.

          The redemption amount of the notes at maturity will depend on whether the notes offered pursuant to the applicable pricing supplement are linked to the value of I) a return-enhanced basket of reference shares or a buffered, return-enhanced basket of reference shares or II) a basket of buffered, return-enhanced reference shares.

  I)
  If the notes are linked to a return-enhanced basket of reference shares or a buffered, return-enhanced basket of reference shares, then the redemption amount will be calculated as follows:

  •
  If the basket return (as calculated below) is greater than zero, then the redemption amount will be equal the principal amount of the notes multiplied by the sum of (a) 1.0, and (b) the product of (y) the basket return, and (z) the upside leverage factor specified in the pricing supplement, subject to the maximum return.

  •
  If the basket return is equal to or less than zero by not less than the buffer amount specified in the pricing supplement, if any, then the redemption amount will be equal to the principal amount of the notes.

  •
  If the basket return is less than zero by an amount greater than the buffer amount specified in the pricing supplement, if any, then the redemption amount will be equal to the principal amount of the notes multiplied by the sum of (a) 1.0, and (b) the product of (x) the basket return plus such buffer amount, if any, and (y) the downside leverage factor specified in the pricing supplement.

    The basket return will be equal to the sum of the products of (a) the reference share return of each reference share, and (b) the weighting amount specified in the applicable pricing supplement with respect to each reference share.

  II)
  If the notes are linked to the value of a basket of buffered, return-enhanced reference shares, then the redemption amount will equal the principal amount of the notes multiplied by the sum of 1 plus the basket return calculated as set forth below. The basket return will be equal to the sum of the products of (a) the return of each basket component, which we refer to as the "component return," and (b) the weighting amount specified in the applicable pricing supplement with respect to each such basket component. The component return for each basket component is calculated as follows:

  •
  If the final share price of the reference share for that basket component specified in the applicable pricing supplement is greater than the initial share price of such reference share, then the component return will be equal to the product of (a) the reference share return of such reference share and (b) the upside leverage amount specified in the applicable pricing supplement, subject to a cap equal to the respective maximum return, if any, specified in the pricing supplement.

  •
  If the final share price of such reference share is equal to or less than the initial share price of such reference share by not more than the buffer amount specified in the applicable pricing supplement, then the component return for that basket component will depend on whether the notes offered pursuant to the applicable pricing supplement are Buffered Return Enhanced Notes (BREN) or Dual-Directional Buffered Return Enhanced Notes (DD-BREN). If the notes are BREN notes and the final share price of such reference share is equal to or less than the initial share price of such reference share by not more than the buffer amount specified in the applicable pricing supplement, then the component return for that basket component will be zero. If the notes are DD-BREN notes and the final share price of such reference share is equal to or less than the initial share price of such reference share by not more than the buffer amount specified in the applicable pricing supplement, then the component return for that basket component will be the absolute value of the reference share return.

  •
  If the final share price of such reference share is less than the initial share price of such reference share by more than the buffer amount specified in the applicable pricing supplement, then the component return for that basket component will be equal to the product of (a) the reference share return of such reference share plus such buffer amount and (b) the downside leverage factor specified in the applicable pricing supplement.

          With respect to each reference share to which any note is linked, the reference share return is equal to the quotient of (a) the final share price, determined as set forth in the applicable pricing supplement, minus the initial share price, as specified in the applicable pricing supplement, and (b) such initial share price.

          Please refer to "Risk Factors" beginning on page PS-4 for risks related to an investment in the notes.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this product supplement or the prospectus supplement or prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

          The notes are not deposit liabilities and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Credit Suisse

The date of this product supplement is July 18, 2008.

        You should rely only on the information contained in this document or to which we refer you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these notes. The information in this document may only be accurate on the date of this document.

        We are offering the notes for sale in those jurisdictions in the United States where it is lawful to make such offers. The distribution of this product supplement or the accompanying prospectus supplement or prospectus and the offering of the notes in some jurisdictions may be restricted by law. If you possess this product supplement and the accompanying prospectus supplement and prospectus, you should find out about and observe these restrictions. This product supplement and the accompanying prospectus supplement and prospectus are not an offer to sell these notes and are not soliciting an offer to buy these notes in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom such offer or sale is not permitted. We refer you to the "Plan of Distribution" section of this product supplement.

        In this product supplement and accompanying prospectus supplement and prospectus, unless otherwise specified or the context otherwise requires, references to "we," "us" and "our" are to Credit Suisse and its consolidated subsidiaries, and references to "dollars" and "$" are to U.S. dollars.

NOTICE TO INVESTORS

  Argentina

        The notes are not and will not be authorized by the Argentine Comisión Nacional de Valores for public offering in Argentina and may thus not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including but not limited to personal offerings, written materials, advertisements or the media, in circumstances which constitute a public offering of securities under Argentine Law No. 17,811, as amended.

  Uruguay

        This is a private offering. The notes have not been, and will not be, registered with the Central Bank of Uruguay for public offer in Uruguay.

  Brazil

        Each purchaser of the notes will be required to represent and agree that it has not offered or sold, and will not offer or sell, any securities in Brazil, except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations. The notes have not been and will not be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários—CVM).

  Mexico

        The notes have not been, and will not be, registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission nor with the Mexican Stock Exchange and may not be offered or sold publicly in the United Mexican States. This product supplement and the accompanying pricing supplement, prospectus supplement and prospectus may not be publicly distributed in the United Mexican States.

  Chile

        NEITHER THE ISSUER NOR THE NOTES HAVE BEEN REGISTERED WITH THE SUPERINTENDENCIA DE VALORES Y SEGUROS PURSUANT TO LAW NO. 18.045, THE LEY DE MERCADO DE VALORES, AND REGULATIONS THEREUNDER. THIS PRODUCT SUPPLEMENT DOES NOT CONSTITUTE AN OFFER OF, OR AN INVITATION TO SUBSCRIBE FOR OR PURCHASE, THE NOTES IN THE REPUBLIC OF CHILE, OTHER THAN TO INDIVIDUALLY IDENTIFIED BUYERS PURSUANT TO A PRIVATE OFFERING WITHIN THE MEANING OF ARTICLE 4 OF THE LEY DE MERCADO DE VALORES (AN OFFER THAT IS NOT "ADDRESSED TO THE PUBLIC AT LARGE OR TO A CERTAIN SECTOR OR SPECIFIC GROUP OF THE PUBLIC").

  European Economic Area

        In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of notes described in this product supplement may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the notes that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant

i

implementation date, an offer of securities may be offered to the public in that relevant member state at any time:

  •
  to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

  •
  to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

  •
  to fewer than 100 natural or legal persons (other than qualified investors as defined below) subject to obtaining the prior consent of the representatives for any such offer; or

  •
  in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

        Each purchaser of notes described in this product supplement located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a "qualified investor" within the meaning of Article 2(1)(e) of the Prospectus Directive.

        For purposes of this provision, the expression an "offer to the public" in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

        The sellers of the notes have not authorized and do not authorize the making of any offer of notes through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the notes as contemplated in this product supplement. Accordingly, no purchaser of the notes, other than the underwriters, is authorized to make any further offer of the notes on behalf of the sellers or the underwriters.

ii

SUMMARY

        The following is a summary of the terms of the notes and factors that you should consider before deciding to invest in the notes. You should read this product supplement and the accompanying prospectus supplement and prospectus carefully to understand fully the terms of the notes and other considerations that are important in making a decision about investing in the notes. You should, in particular, review the "Risk Factors" section of this product supplement, which sets forth a number of risks related to the notes. All of the information set forth in this "Summary" section is qualified in its entirety by the detailed explanations set forth elsewhere in this product supplement and the accompanying prospectus supplement and prospectus. The pricing supplement for each offering of notes will contain the specific terms of that offering and related information. The applicable pricing supplement may also add, update or change information contained in this product supplement or the accompanying prospectus supplement or prospectus. If any information in the applicable pricing supplement is inconsistent with this product supplement or the accompanying prospectus supplement or prospectus, you should rely on the information in the applicable pricing supplement. It is important for you to consider the information contained in the accompanying prospectus supplement and prospectus as well as the applicable pricing supplement in making your investment decision.

What are the Return Enhanced Notes ("REN"), the Buffered Return Enhanced Notes ("BREN") and the Dual-Directional Buffered Return Enhanced Notes ("DD-BREN") and how is the redemption amount calculated?

        The Return Enhanced Notes, Buffered Return Enhanced Notes and Dual-Directional Buffered Return Enhanced Notes, or the notes, are notes issued by us, the return on which is linked to the performance of a reference share or a basket of reference shares. The number of reference shares to which each note is linked will be specified in the applicable pricing supplement.

        The redemption amount you will receive in cash at maturity will depend on whether the notes offered pursuant to the applicable pricing supplement are linked to the value of I) a return-enhanced basket of reference shares or a buffered, return-enhanced basket of reference shares or II) a basket of buffered, return-enhanced reference shares.

  I)
  If the notes are linked to a return-enhanced basket of reference shares or a buffered, return-enhanced basket of reference shares, then the redemption amount will be calculated as follows:

  •
  If the basket return (as calculated below) is greater than zero, then the redemption amount will be equal the principal amount of the notes multiplied by the sum of (a) 1.0, and (b) the product of (y) the basket return, and (z) the upside leverage factor specified in the pricing supplement, subject to the maximum return.

  •
  If the basket return is equal to or less than zero by not less than the buffer amount specified in the pricing supplement, if any, then the redemption amount will be equal to the principal amount of the notes.

  •
  If the basket return is less than zero by an amount greater than the buffer amount specified in the pricing supplement, if any, then the redemption amount will be equal to the principal amount of the notes multiplied by the sum of (a) 1.0, and (b) the product of (x) the basket return plus such buffer amount, if any, and (y) the downside leverage factor specified in the pricing supplement.

    The basket return will be equal to the sum of the products of (a) the reference share return of each reference share, and (b) the weighting amount specified in the applicable pricing supplement with respect to each reference share.

  II)
  If the notes are linked to the value of a basket of buffered, return-enhanced reference shares, then the redemption amount will equal the principal amount of the notes multiplied by the sum of 1 plus the basket return calculated as set forth below. The basket return will be equal to the sum of the products of (a) the return of each basket component, which we refer to as the "component return," and (b) the weighting amount specified in the applicable pricing supplement with respect to each such basket component. The component return for each basket component is calculated as follows:

    •
    If the final share price of the reference share for that basket component specified in the applicable pricing supplement is greater than the initial share price of such reference share, then the component return will be equal to the product of (a) the reference share return of such reference share and (b) the upside leverage amount specified in the applicable pricing supplement, subject to a cap equal to the respective maximum return, if any, specified in the pricing supplement.

    •
    If the final share price of such reference share is equal to or less than the initial share price of such reference share by not more than the buffer amount specified in the applicable pricing supplement, then the component return for that basket component will depend on whether the notes offered pursuant to the applicable pricing supplement are Buffered Return Enhanced Notes (BREN) or Dual-Directional Buffered Return Enhanced Notes (DD-BREN). If the notes are BREN notes and the final share price of such reference share is equal to or less than the initial share price of such reference share by not more than the buffer amount specified in the applicable pricing supplement, then the component return for that basket component will be zero. If the notes are DD-BREN notes and the final share price of such reference share is equal to or less than the initial share price of such reference share by not more than the buffer amount specified in the applicable pricing supplement, then the component return for that basket component will be the absolute value of the reference share return.

    •
    If the final share price of such reference share is less than the initial share price of such reference share by more than the buffer amount specified in the applicable pricing supplement, if any, then the component return for that basket component will be equal to the product of (a) the reference share return of such reference share plus such buffer amount and (b) the downside leverage factor specified in the applicable pricing supplement.

        With respect to each reference share to which any note is linked, the reference share return is equal to the quotient of (a) the final share price, determined as set forth in the applicable pricing supplement, minus the initial share price, as specified in the applicable pricing supplement, and (b) such initial share price.

        For a further description of how the redemption amount at maturity will be calculated, please refer to the "Description of the Securities—Redemption amount" the section beginning on page PS-12.

Are there risks involved in investing in the notes?

        An investment in the notes involves risks. Please see the "Risk Factors" section beginning on page PS-4.

        The notes are not wholly principal-protected.    An investment in the notes is not wholly principal-protected and you may receive less at maturity than you originally invested in the notes. If you purchase the notes and the redemption amount on the maturity date is less than the principal amount of the notes, then your principal investment will depreciate by an amount equal to the difference between the purchase price and redemption amount of the notes. See the "Description of the Securities—Redemption amount" section beginning on page PS-12.

        The notes may pay less than the full appreciation of the reference share or shares.    If the notes are linked to the value of a basket of buffered, return-enhanced shares and a reference share increases, the respective component return will be based on the upside leverage factor, if any, specified in the applicable pricing supplement of the increase in the reference share, and will be subject to a maximum return if one is specified in the applicable pricing supplement. Thus, while you may benefit from enhanced appreciation if the reference share increases, the component return will not perform as well as a direct investment in the reference share if the reference share appreciates above the maximum return, if any. Because the redemption amount is based on the component returns of each basket component, the redemption amount may be restricted by the maximum return, if any, applicable to each basket component. If the notes are linked to the value of a buffered, return-enhanced basket of reference shares and the basket return is positive, the redemption amount of the notes will be based on the basket return multiplied by the upside leverage factor, if any, specified in the applicable pricing supplement, and will be subject to a maximum return if one is specified in the applicable pricing supplement. Thus, while you may benefit from enhanced appreciation if the basket return is positive, an investment in such notes will not perform as well as a direct investment in the basket of reference shares to which such notes are linked if the basket of reference shares appreciates above the maximum return, if any.

        There is potential for magnified losses on reference share returns.    If the notes are linked to the value of a basket of buffered, return-enhanced reference shares and a reference share with respect to a basket component depreciates by more than the buffer amount, if any, specified in the applicable pricing supplement, the component return for that component will equal the product of (a) the reference share return of the applicable reference share plus such buffer amount, if any, and (b) the downside leverage factor specified in the applicable pricing supplement. Accordingly, to the extent the applicable downside leverage factor is greater than 1.0 and the respective reference share's depreciation exceeds the buffer amount, if any, a basket component's losses on a percentage basis will exceed its respective reference share's losses on a percentage basis, which will in turn have a negative impact on the basket return and redemption amount of a note. If the notes are linked to the value of a buffered, return-enhanced basket of reference shares, and the basket return is less than zero by an amount greater than the buffer amount, then the redemption amount will equal the principal amount of the notes multiplied by the sum of (a) 1.0, and (b) the product of (x) the basket return plus the buffer amount, and (y) the downside leverage factor. Accordingly, to the extent the applicable downside leverage factor is greater than 1.0 and the basket return is less than zero by an amount greater than the buffer amount, if any, the losses on the note on a percentage basis will exceed the note's respective reference share losses on a percentage basis.

Will I receive interest on the notes?

        You will not receive any interest payments on the notes for the entire term of the notes.

Does investment in the notes entitle me to any ownership interests in any reference shares underlying the note?

        An investment in the notes does not entitle you to any ownership interest in any reference shares.

Will I receive any dividend payments on, or have shareholder rights in, the reference shares?

        As a holder of the notes, you will not receive any dividend payments or other distributions on any reference shares or have voting or any other rights of a holder of any reference shares.

Will there be an active trading market in the notes?

        If specified in the applicable pricing supplement, application will be made to list the notes on the American Stock Exchange. No assurance can be made that the application will be approved or the notes will be listed. Regardless of whether or not the notes are listed, there is no assurance that a liquid trading market will develop for the notes. Unless otherwise stated in the applicable pricing supplement, Credit Suisse Securities (USA) LLC currently intends to make a market in the notes, although it is not required to do so and may stop making a market at any time.

        If you have to sell your notes prior to maturity, you may have to sell them at a substantial loss.

RISK FACTORS

        A purchase of the notes involves risks. This section describes significant risks relating to the notes. We urge you to read the following information about these risks, together with the other information in this product supplement and the accompanying prospectus supplement and prospectus before investing in the notes.

The notes are not wholly principal-protected

        An investment in the notes is not wholly principal-protected and you may receive less at maturity than you originally invested in the notes. If you purchase the notes and the redemption amount on the maturity date is less than the principal amount of the notes, then your principal investment will depreciate by an amount equal to the difference between the purchase price and redemption amount of the notes. See the "Description of the Securities—Redemption amount" section beginning on page PS-12.

There is potential for magnified losses on reference share returns

        If the notes are linked to the value of a basket of buffered, return-enhanced reference shares and a reference share with respect to a basket component depreciates by more than the buffer amount, if any, specified in the applicable pricing supplement, the component return for that component will equal the product of (a) the reference share return of the applicable reference share plus such buffer amount, if any, and (b) the downside leverage factor specified in the applicable pricing supplement. Accordingly, to the extent the applicable downside leverage factor is greater than 1.0 and the respective reference share's depreciation exceeds the buffer amount, if any, a basket component's losses on a percentage basis will exceed its respective reference share's losses on a percentage basis, which will in turn have a negative impact on the basket return and redemption amount of a note.

        If the notes are linked to the value of a buffered, return-enhanced basket of reference shares, and the basket return is less than zero by an amount greater than the buffer amount, then the redemption amount will equal the principal amount of the notes multiplied by the sum of (a) 1.0, and (b) the product of (x) the basket return plus the buffer amount, and (y) the downside leverage factor. Accordingly, to the extent the applicable downside leverage factor is greater than 1.0 and the basket return is less than zero by an amount greater than the buffer amount, if any, the losses on the note on a percentage basis will exceed the note's respective reference shares' losses on a percentage basis.

The notes may pay less than the full share appreciation

        If the notes are linked to the value of a basket of buffered, return-enhanced reference shares and a reference share increases, the respective component return will be based on the upside leverage factor, if any, specified in the applicable pricing supplement of the increase in the reference share, and will be subject to a maximum return if one is specified in the applicable pricing supplement. Thus, while you may benefit from enhanced appreciation if the reference share increases, the component return will not perform as well as a direct investment in the reference share if the reference share appreciates above the maximum return, if any. Because the redemption amount of such notes is based on the component returns of each basket component, the redemption amount may be restricted by the maximum return, if any, applicable to each basket component.

        If the notes are linked to the value of a return-enhanced basket of reference shares or a buffered, return-enhanced basket of reference shares and the basket return is positive, the redemption amount of the notes will be based on the basket return multiplied by the upside leverage factor, if any, specified in the applicable pricing supplement, and will be subject to a maximum return if one is specified in the applicable pricing supplement. Thus, while you may benefit from enhanced appreciation if the basket return is positive, an investment in such notes will not perform as well as a direct investment in the basket of reference shares to which such notes are linked if the basket of reference shares appreciates above the maximum return, if any.

The notes do not pay interest

        We will not pay interest on the notes. You may receive less at maturity than you could have earned on ordinary interest-bearing debt securities with similar maturities, including other of our debt securities, since the redemption amount at maturity is based on the appreciation or depreciation of the reference share or shares underlying the basket component or components. Because the redemption amount due at maturity may be less than the amount originally invested in the notes, the return on the notes (the effective yield to maturity) may be negative. Even if it is positive, the return payable on each note may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

There may be little or no secondary market for the notes

        If specified in the applicable pricing supplement, application will be made to list the notes on the American Stock Exchange, but no assurance can be made that the application will be approved or the notes will be listed. Regardless of whether or not the notes are listed, we cannot assure you that a secondary market for the notes will develop. Unless otherwise stated in the applicable pricing supplement, Credit Suisse Securities (USA) LLC currently intends to make a market in the notes, although it is not required to do so and may stop making a market at any time. If you have to sell your notes prior to maturity, you may have to sell them at a substantial loss.

You have no recourse to the issuer of the any reference share

        You will have no rights against any issuer of any reference share. The notes are not sponsored, endorsed, sold or promoted by any such issuer. No any such issuer has passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the notes. No such issuer makes any representation or warranty, express or implied, to you or any member of the public regarding the advisability of investing in securities generally or the notes in particular. No issuer of any reference share is responsible for, and none of them has participated in the determination of, the timing, prices or quantities of the notes to be issued or in the determination or calculation of the equation by which the redemption amount of the notes is to be determined. No such issuer has any liability in connection with the administration, marketing or trading of the notes.

The U.S. federal income tax consequences of the notes are uncertain

        No ruling is being requested from the Internal Revenue Service, or the IRS, with respect to the notes and we cannot assure you that the IRS or any court will agree with the tax treatment described under "Certain U.S. Federal Income Tax Considerations" in this product supplement.

The market value of the notes may be influenced by many factors that are unpredictable

        In addition to the level of the reference share or shares on any day, the value of the notes will be affected by a number of economic and market factors that may either offset or magnify each other, including:

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  Interest and yield rates in the market generally.

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  Economic, financial, political and regulatory or judicial events that affect any reference share or stock markets generally and that may affect the appreciation of any reference share.

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  The volatility and expected volatility of each reference share.

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  The time remaining to maturity of the notes.

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  The dividend rate of each reference share.

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  Our creditworthiness, including actual and anticipated downgrades in our credit ratings.

        Some or all of these factors may influence the price that you will receive if you choose to sell your notes prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of the impact of any change resulting from another factor or factors.

Our hedging activity may affect the value of the reference share or shares and therefore the market value of the notes

        We expect to hedge our obligations under the notes through one or more of our affiliates. This hedging activity will likely involve trading in the reference share or shares or in other instruments, such as options, swaps or futures, based upon such reference share or shares. This hedging activity could affect the value of the reference share or shares and therefore the market value of the notes. Assuming no change in market conditions or any other relevant factors, the price, if any, at which Credit Suisse Securities (USA) LLC is willing to purchase the notes in secondary market transactions will likely be lower than the original issue price, since the original issue price included, and secondary market prices are likely to exclude, commissions paid with respect to the notes, as well as the projected profit included in the cost of hedging our obligations under the notes. In addition, any such prices may differ from values determined by pricing models used by Credit Suisse Securities (USA) LLC, as a result of dealer discounts, mark-ups or other transaction costs. Moreover, this hedging activity may result in us or our affiliates receiving a profit, even if the market value of the notes declines.

Historical performance of any reference share is not indicative of future performance

        The future performance of any reference share cannot be predicted based on its historical performance. We cannot guarantee that the price of any such reference share will increase or that you will not receive at maturity an amount substantially less than the principal amount of the notes.

If the basket is linked to two or more reference shares, changes in the value of one or more of the reference shares may offset each other

        If the basket is comprised of two or more reference shares, movements of the prices in the reference shares may not correlate with each other. At a time when the price of one or more reference shares increases, the price of one or more of the other reference shares may not increase as much or may even decline. Therefore, in calculating the basket return, increases in the price of one or more of the reference shares may be moderated, or wholly offset, by declines in the price of one or more of the other reference shares.

If a basket or basket component is subject to a maximum return, the appreciation potential of such basket or basket component is limited to the applicable maximum return

        If a return-enhanced or a buffered, return-enhanced basket of reference shares is subject to a maximum return, or a basket component of a basket of buffered, return-enhanced reference shares is subject to a maximum return, the appreciation potential of such basket or basket component is limited to the applicable maximum return. Any applicable maximum return will be a percentage that we will determine on the pricing date and that will be set forth in the relevant pricing supplement. Accordingly, if the relevant pricing supplement specifies a maximum return for any basket or basket component, as applicable, the appreciation potential of such basket or basket component is limited to the applicable maximum return, even if, with respect to a buffered, return-enhanced basket of reference shares, the basket return multiplied by the upside leverage factor is greater than that maximum return or, with respect to a basket component of a basket of buffered, return-enhanced reference shares, the component return of that basket component multiplied by the upside leverage factor is greater than the maximum return.

The reference shares may not be equally weighted

        If the basket is composed of two or more reference shares, each reference share may have a different weighting amount for determining the value of the basket, depending on the weighting amounts specified in the relevant pricing supplement. For example, the relevant pricing supplement may specify that for a basket linked to Company A, Company B and the Company C, the respective reference share weightings are 30%, 50% and 20%. One consequence of such an unequal weighting of the reference shares is that the same reference share return percentage for two of the reference shares may have different effects on the basket return. For example, if the weighting for the Company B is greater than the weighting for the Company A and neither of the reference shares is subject to a buffer amount, a 5% decrease in the Company B will have a greater effect on the basket return than a 5% decrease in the Company A.

The basket may consist of only one basket component

        In certain cases, as specified in the applicable pricing supplement, only one reference share may compose the entire basket. If there is only one reference share, that reference share will be weighted as 100% of the basket.

The weight of each reference share may be determined on a date other than the pricing date

        If so specified in the relevant pricing supplement, the weight of each reference share to which the basket is linked may be determined on a date or dates after the pricing date. For example, the relevant pricing supplement may specify that the weights of the reference shares will be determined based on the relative magnitude of the reference share return of the reference share for each reference share on a valuation date. As a result, if the relevant pricing supplement so specifies, you will not know the weight assigned to each reference share until a date later than the pricing date, and you may not know the weight assigned to each reference share in the basket prior to the final applicable valuation date.

The final share price for each reference share may be less than the closing share price for such reference share at the maturity date of the notes or at other times during the term of the notes

        Because the final share price for each reference share is calculated based on the closing share price of such reference share on one or more valuation dates during the term of the notes, the share price of each reference share at the maturity date or at other times during the term of the notes, including dates near the valuation date or dates, could be higher than the final share price for such reference share. This difference could be particularly large if there is a significant increase in the closing share prices of one or more of the reference shares after the final valuation date, if there is a significant decrease in the closing share prices of one or more of the reference shares around the time of the valuation date or dates or if there is significant volatility in the closing share prices of one or more of the reference shares during the term of the notes (especially on dates near the valuation date or dates). For example, when the valuation date for one or more of the reference shares is near the end of the term of the notes, then if the closing share price for a reference share increases or remains relatively constant during the initial term of the notes and then decreases below the initial share price, the final share price may be significantly less than if it were calculated on a date earlier than the valuation date. Under these circumstances, you may receive a lower payment at maturity than you would have received if you had invested in the basket or the reference shares for which there is an active secondary market.

Investing in a security linked to foreign reference share issuers bears potential risks

        If any reference share is issued by a foreign company, an investment in the notes may involve considerations that may not be associated with a security linked solely to the stocks of U.S. issuers. These considerations relate to foreign market factors generally and may include, for example, different accounting requirements and regulations, different securities trading rules and conventions and different and, in some cases, more adverse, economic environments.

If the reference share is an ADR, the liquidity, trading value and redemption amount of the securities could be affected by the actions of the government of the nation of the share issuer

        If specified in the applicable pricing supplement, the reference share may be an American Depository Receipts ("ADRs") for American Depositary Shares ("ADSs") representing underlying ordinary shares that are traded in currencies other than the U.S. dollar. Changes in the exchange rate of such trading currencies and the U.S. dollar can affect the liquidity, trading value and redemption amount of the securities. Depreciation of the value of the currency in which the underlying ordinary shares are traded versus the U.S. dollar may reduce the trading price of such reference share (and thus the trading price of and the redemption amount of the securities). Exchange rates of many nations are "floating," meaning that they are permitted to fluctuate in value relative to other currencies, including the U.S. dollar. However, governments of other nations, from time to time, do not allow their currencies to float freely in response to economic forces. Governments use a variety of techniques, such as intervention by their central banks or imposition of regulatory controls or taxes, to affect the exchange rates of their respective currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing securities that have ADRs as reference shares is that their liquidity, trading value and redemption amount could be affected by the actions of the governments of those nations that could change or interfere with freely determined currency valuations, fluctuations in response to other market forces and the movement of currencies across borders, thereby affecting the liquidity and value of the ordinary underlying shares and, thus, the liquidity and value of the ADRs. There will be no adjustment or change in the terms of the securities in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of the issuance of a replacement currency or in the event of other developments affecting any or all of the currencies, the U.S. dollar or any other currency.

The value of ADRs may not track the value of the underlying ordinary shares

        If specified in the applicable pricing supplement, the reference share may be an ADR. Although the trading characteristics of ADRs will usually mirror the characteristics and valuations of the underlying ordinary shares represented by the ADRs, the value of ADRs may not completely track the value of the underlying ordinary shares. Active trading volume and efficient pricing on the exchange on which the underlying ordinary shares normally trade will usually, but not necessarily, indicate similar characteristics in respect of the ADRs. For instance, certain factors may limit or increase the float of certain ADRs and, as a result, such ADRs may have less liquidity or lower market value than the underlying ordinary shares. Holders of ADRs, if specified by the relevant depositary agreement, may surrender the ADRs in order to take delivery of and trade the underlying ordinary shares, a characteristic that allows investors in ADRs to take advantage of price differentials between markets. Therefore, a market for the underlying ordinary shares that is not liquid will generally result in an illiquid market for the ADRs representing such underlying ordinary shares.

There may be potential conflicts of interest

        We, Credit Suisse, and/or any other of our affiliates may from time to time buy or sell a reference share or derivative instruments related to a reference share for our or their own accounts in connection with our or their normal business practices. Although we do not expect them to, these transactions could affect the price of such reference share, and thus affect the market price and/or redemption amount of the notes.

        In addition, for reference shares where Credit Suisse International, which is an affiliate of ours, acts as the calculation agent for the notes, potential conflicts of interest may exist between the calculation agent and you, including with respect to certain determinations and judgments that the calculation agent must make in determining amounts due to you.

        Finally, we and our affiliates may, now or in the future, engage in business with the issuer of any reference share, including providing advisory services. These services could include investment banking and mergers and acquisitions advisory services. These activities could present a conflict of interest between us or our affiliates and you. We or our affiliates may have also published and may in the future publish research reports regarding any issuer of a reference share. This research is modified periodically without notice and may express opinions or provide recommendations that may affect the market price of any reference share and, consequently, the market price and the redemption amount payable at maturity of the notes.

A market disruption event may postpone the calculation of the closing level on a valuation date or the maturity date

        If the calculation agent determines that a market disruption event, as defined below, exists in respect of a reference share on a valuation date, then the valuation date for that reference share will be postponed to the first succeeding trading day, as defined below, on which the calculation agent determines that no market disruption event exists in respect of such reference share, unless in respect of the final valuation date the calculation agent determines that a market disruption event in respect of such reference share exists on each of the five trading days immediately following the scheduled final valuation date. In that case, (a) the fifth trading day following the scheduled final valuation date will be deemed to be the final valuation date of such reference share, notwithstanding the existence of a market disruption event in respect of such reference share, and (b) the calculation agent will determine the closing share price for such final valuation date on that fifth trading business day using exchange traded prices on the relevant exchanges (as determined by the calculation agent in its sole and absolute discretion) or, if trading in such reference share has been materially suspended or materially limited, its good faith estimate of the prices that would have prevailed on the exchanges (as determined by the calculation agent in its sole and absolute discretion) but for the suspension or limitation, as of the valuation time on that deemed final valuation date, of the reference share. If the notes are linked to a basket consisting of more than one reference share, the valuation dates for each reference share not affected by a market disruption event will be the scheduled valuation dates.

        In the event that a market disruption event exists in respect of one or more reference shares on the final valuation date, the maturity date of the notes will be postponed to the fifth business day following the day as of which a final share price for each of the reference shares has been calculated. Consequently, the existence of a market disruption event could result in a postponement of the maturity date, but no interest or other payment will be payable because of such postponement. Please refer to the "Description of the Securities—Maturity date" and "Description of the Securities—Market disruption events" sections on pages PS-12 and PS-16, respectively.

The antidilution adjustments the calculation agent is required to make do not cover every corporate event that can affect the reference share or shares

        Credit Suisse International, as calculation agent, will adjust the final share price of the reference share or shares for certain events affecting the reference share or shares, such as stock splits and stock dividends, and certain other corporate actions involving any reference share issuer, such as mergers. However, the calculation agent will not make an adjustment for every corporate event or every distribution that could affect the reference share or shares. For example, the calculation agent is not required to make any adjustments if a reference share issuer or anyone else makes a partial tender or partial exchange offer for a reference share. If an event occurs that does not require the calculation agent to adjust the redemption amount, the market price of the securities may be materially and adversely affected.

CREDIT SUISSE

        Credit Suisse, a corporation established under the laws of, and licensed as a bank in, Switzerland, is a wholly-owned subsidiary of Credit Suisse Group. Credit Suisse's registered head office is in Zurich, and it has additional executive offices and principal branches located in London, New York, Hong Kong, Singapore and Tokyo. Credit Suisse's registered head office is located at Paradeplatz 8, CH-8070 Zurich, Switzerland, and its telephone number is 41-44-333-1111.

        Credit Suisse may act through any of its branches in connection with the notes as described in this product supplement and the accompanying prospectus supplement and prospectus.

        Credit Suisse, Nassau branch, was established in Nassau, Bahamas in 1971 and is, among other things, a vehicle for various funding activities of Credit Suisse. The Nassau branch exists as part of Credit Suisse and is not a separate legal entity, although it has independent status for certain tax and regulatory purposes. The Nassau branch is located at Shirley & Charlotte Streets, Bahamas Financial Centre, 4th Floor, P.O. Box N-4928, Nassau, Bahamas, and its telephone number is 242-356-8125.

        For further information about our company, we refer you to the accompanying prospectus supplement and prospectus and the documents referred to under "Incorporation by Reference" on page S-11 of the prospectus supplement and "Where You Can Find More Information" on page 3 of the accompanying prospectus.

USE OF PROCEEDS AND HEDGING

        Unless otherwise specified in the applicable pricing supplement, we intend to use the net proceeds from each offering (as indicated in the applicable pricing supplement) for our general corporate purposes, which may include the refinancing of our existing indebtedness outside Switzerland. We may also use some or all of the net proceeds from any offering to hedge our obligations under the notes.

        One or more of our affiliates before and following the issuance of any notes may acquire or dispose of one or more of the reference shares or listed or over-the-counter options contracts in, or other derivatives or synthetic instruments related to, one or more reference shares to hedge our obligations under the notes. In the course of pursuing such a hedging strategy, the price at which such positions may be acquired or disposed of may be a factor in determining the price of the reference share or shares. Although we and our affiliates have no reason to believe that our or their hedging activities will have a material impact on the level of any reference share, there can be no assurance that the level of one or more reference shares will not be affected.

        From time to time after issuance and prior to the maturity of any notes, depending on market conditions (including the level of the related reference share or shares), in connection with hedging certain of the risks associated with the notes, we expect that one or more of our affiliates will increase or decrease their initial hedging positions using dynamic hedging techniques and may take long or short positions in listed or over-the-counter options contracts in, or other derivative or synthetic instruments related to, one or more the reference shares, or one or more stocks comprising one or more reference shares. In addition, we or one or more of our affiliates may take positions in other types of appropriate financial instruments that may become available in the future. To the extent that we or one or more of our affiliates have a hedge position in any reference share, we or one or more of our affiliates may liquidate a portion of those holdings at or about the time of the maturity of any notes. Depending, among other things, on future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. Our or our affiliates' hedging activities will not be limited to any particular securities exchange or market.

        The original issue price of the notes will include the commissions paid to Credit Suisse Securities (USA) LLC with respect to the notes and the cost of hedging our obligations under the notes. The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.

DESCRIPTION OF THE SECURITIES

General

        The notes are medium-term notes as described in the accompanying prospectus supplement.

Redemption; Defeasance

        The notes are not subject to redemption at our option or repayment at the option of any holder prior to maturity and are not subject to the defeasance provisions described in the accompanying prospectus under "Description of Debt Securities—Defeasance."

Maturity date

        The maturity date for the notes will be specified in the applicable pricing supplement; however, if a market disruption event exists on any valuation date, as determined by the calculation agent, the maturity date will be determined as discussed under the "Market disruption events" heading below. No interest or other payment will be payable because of any postponement of the maturity date.

Redemption at maturity

        Unless previously purchased by us and cancelled, each note will be redeemed on the maturity date at the cash redemption amount described below.

Redemption amount

        The redemption amount of the notes at maturity will depend on whether the notes offered pursuant to the applicable pricing supplement are linked to the value of I) a return-enhanced basket of reference shares or a buffered, return-enhanced basket of reference shares or II) a basket of buffered, return-enhanced reference shares.

  I)
  If the notes are linked to a return-enhanced basket of reference shares or a buffered, return-enhanced basket of reference shares, then the redemption amount will be calculated as follows:

  •
  If the basket return (as calculated below) is greater than zero, then the redemption amount will be equal the principal amount of the notes multiplied by the sum of (a) 1.0, and (b) the product of (y) the basket return, and (z) the upside leverage factor specified in the pricing supplement, subject to the maximum return.

  •
  If the basket return is equal to or less than zero by not less than the buffer amount specified in the pricing supplement, if any, then the redemption amount will be equal to the principal amount of the notes.

  •
  If the basket return is less than zero by an amount greater than the buffer amount specified in the pricing supplement, if any, then the redemption amount will be equal to the principal amount of the notes multiplied by the sum of (a) 1.0, and (b) the product of (x) the basket return plus such buffer amount, if any, and (y) the downside leverage factor specified in the pricing supplement.

    The basket return will be equal to the sum of the products of (a) the index share of each reference share, and (b) the weighting amount specified in the applicable pricing supplement with respect to each reference share.

  II)
  If the notes are linked to the value of a basket of buffered, return-enhanced reference shares, then the redemption amount will equal the principal amount of the notes multiplied by the sum of 1 plus the basket return calculated as set forth below. The basket return will be equal to the sum of the products of (a) the return of each basket component, which we refer to as the "component return," and (b) the weighting amount specified in the applicable pricing supplement with respect to each such basket component. The component return for each basket component is calculated as follows:

    •
    If the final share price of the reference share for that basket component specified in the applicable pricing supplement is greater than the initial share price of such reference share, then the component return will be equal to the product of (a) the reference share return of such reference share and (b) the upside leverage amount specified in the applicable pricing supplement, subject to a cap equal to the respective maximum return, if any, specified in the pricing supplement.

    •
    If the final share price of such reference share is equal to or less than the initial share price level of such reference share by not more than the buffer amount specified in the applicable pricing supplement, then the component return for that basket component will depend on whether the notes offered pursuant to the applicable pricing supplement are Buffered Return Enhanced Notes (BREN) or Dual-Directional Buffered Return Enhanced Notes (DD-BREN). If the notes are BREN notes and the final share price of such reference share is equal to or less than the initial share price of such reference share by not more than the buffer amount specified in the applicable pricing supplement, then the component return for that basket component will be zero. If the notes are DD-BREN notes and the final share price of such reference share is equal to or less than the initial share price of such reference share by not more than the buffer amount specified in the applicable pricing supplement, then the component return for that basket component will be the absolute value of the reference share return.

    •
    If the final share price of such reference share is less than the initial share price of such reference share by more than the buffer amount specified in the applicable pricing supplement, if any, then the component return for that basket component will be equal to the product of (a) the reference share return of such reference share plus such buffer amount and (b) the downside leverage factor specified in the applicable pricing supplement.

        With respect to each reference share to which any note is linked, the reference share return is equal to the quotient of (a) the final share price, determined as set forth in the applicable pricing supplement, minus the initial share price, as specified in the applicable pricing supplement, and (b) such initial share price.

Antidilution adjustments

        The price of the reference share on the trading day used to calculate the final share price shall be subject to adjustment by the calculation agent as described below to the extent that any of the events requiring such adjustment occur during the period commencing on the issue date and ending on the maturity date. For purposes of the antidilution adjustments described herein, if the pricing supplement specifies that the reference share is in the form of an American Depository Receipt ("ADR"), the calculation agent will make the specified antidilution adjustments if an adjustment event occurs with respect to the reference share or to the ordinary shares underlying such ADR (as if those underlying shares were the reference share for purposes of the antidilution adjustments). The calculation agent will also make an antidilution adjustment for a reference share that is in the form of an ADR if the number of ordinary shares represented by one ADR changes from the ratio in existence on the initial setting date.

(1)
Dividends, extraordinary cash dividends and other distributions.    In the event that a dividend or other distribution is declared (i) on any class of the reference share issuer's capital stock (or on the capital stock of any surviving entity or subsequent surviving entity of the reference share issuer

  (a "reference share issuer survivor")) payable in shares of the reference share (or the common stock of any reference share issuer survivor) or (ii) on the reference share payable in cash in an amount greater than 10% of the closing share price of the reference share on the date fixed for the determination of the shareholders of the reference share issuer entitled to receive such cash dividend (an "extraordinary cash dividend"), then, in each such case, any closing share price of the reference share (or the common stock of any reference share issuer survivor) used to calculate the final share price on any trading day that follows the date immediately preceding the "ex-dividend" date of the reference share issuer (or any reference share issuer survivor) ("reference share issuer ex-dividend date") shall be increased by multiplying such closing share price by a fraction of which the numerator shall be the number of shares of the reference share (or the common stock of any reference share issuer survivor) outstanding on the reference share issuer ex-dividend date plus the number of shares constituting such distribution or, in the case of an extraordinary cash dividend, the number of shares of the reference share that could be purchased with the amount of such extraordinary cash dividend at the closing share price of the reference share on the reference share issuer ex-dividend date, and the denominator shall be the number of shares of the reference share (or the common stock of any reference share issuer survivor) outstanding on the reference share issuer ex-dividend date.

(2)
Subdivisions and combinations of the reference share.    In the event that the outstanding shares of the reference share (or the common stock of any reference share issuer survivor) are subdivided into a greater number of shares, the closing share price of the reference share (or the common stock of any reference share issuer survivor) used to calculate the final share price on any trading day that is or follows the date on which such subdivision becomes effective will be proportionately increased, and, conversely, in the event that the outstanding shares of the reference share (or the common stock of any reference share issuer survivor) are combined into a smaller number of shares, such closing share price will be proportionately reduced; and, in the case of either a subdivision or a combination of the reference share, the number of shares of the reference share to be delivered as the redemption amount shall be adjusted accordingly.

(3)
Reorganization events.    Any of the following shall constitute a reorganization event: (i) the reference share is reclassified or changed, including, without limitation, as a result of the issuance of any tracking stock by the reference share issuer, (ii) the reference share issuer has been subject to any merger, combination or consolidation and is not the surviving entity, (iii) the reference share issuer completes a statutory exchange of securities with another corporation, (iv) the reference share issuer is liquidated, (v) the reference share issuer issues to all of its shareholders equity securities of an issuer other than the reference share issuer (other than in a transaction described in clause ((1) or (2) above) (a "spinoff stock") or (vi) the reference share is the subject of a tender or exchange offer or going private transaction on all of the outstanding shares. If any reorganization event occurs, in each case as a result of which the holders of the reference share receive any equity security listed on a national securities exchange or traded on The Nasdaq Stock Market (a "marketable security"), other securities or other property, assets or cash (collectively "exchange property"), for purposes of determining the final share price following the effective date for such reorganization event (or, if applicable, in the case of spinoff stock, following the ex-dividend date for the distribution of such spinoff stock), the final share price will be based on the following:

(a)
if the reference share continues to be outstanding, the closing share price of the reference share (if applicable, as reclassified upon the issuance of any tracking stock) on the valuation date (taking into account any adjustments for any distributions described under clause (c)(i) below);

(b)
for each marketable security received in such reorganization event (each a "new stock"), including the issuance of any tracking stock or spinoff stock or the receipt of any stock received in exchange for the reference share, the closing share price of the shares of new stock received with respect to one share of the reference share, as adjusted to the valuation date (taking into account any adjustments for distributions described under clause (c)(i) below); and

  (c)
  for any cash and any other property or securities other than marketable securities received in such reorganization event (the "non-stock exchange property"), (i) if the combined value of the amount of non-stock exchange property received per share of the reference share, as determined by the calculation agent in its sole discretion on the effective date of such reorganization event (the "non-stock exchange property value"), by holders of the reference share is less than 25% of the closing share price of the reference share on the trading day immediately prior to the effective date of such reorganization event, the closing share price of a number of shares of the reference share, if applicable, and of any new stock received in connection with such reorganization event, if applicable, in proportion to the relative closing share prices of the reference share and any such new stock, and with an aggregate value equal to the non-stock exchange property value, based on such closing share prices, in each case as determined by the calculation agent in its sole discretion on the effective date of such reorganization event, or (ii) if the non-stock exchange property value is equal to or exceeds 25% of the closing share price of the reference share on the trading day immediately prior to the effective date relating to such reorganization event or, if the reference share is surrendered exclusively for non-stock exchange property (in each case, an "alternate stock event"), the closing share price of a number of shares of the alternate stock (as defined below) with a value on the effective date of such reorganization event equal to the non-stock exchange property value. The "alternate stock" will be the common stock of the company with a price volatility on the measurement date (each as defined below) that is nearest (whether higher or lower) to the price volatility of the reference share, as selected by the calculation agent from a group of five stocks then included in the NASDAQ Composite Index (or, if publication of such index is discontinued, any successor or substitute index selected by the calculation agent in its sole discretion). The stocks from which the alternate stock is selected will be the five stocks with the largest market capitalization among the stocks then included in the NASDAQ Composite Index (or such successor index) with the same primary "Industry" Standard Industrial Classification Code ("SIC Code") as the reference share issuer; provided, that if there are fewer than five stocks with the same primary "Industry" SIC Code as the reference share issuer, the calculation agent will identify additional stocks then included in the NASDAQ Composite Index (or such successor index), from the following categories, selecting stocks, as required, in each succeeding category in descending order of market capitalization, beginning with the stock in each category with the largest capitalization: first, stocks with the same primary "Industry Group" classification as the reference share issuer; second, stocks with the same primary "Major Group" classification as the reference share issuer; and third, stocks with the same primary "Division" classification as the reference share issuer; and provided further, that none of the five stocks from which the alternate stock will be selected will be a stock that is subject to a trading restriction under the trading restriction policies of Credit Suisse or any of its affiliates that would materially limit the ability of Credit Suisse or any of its affiliates to hedge the securities with respect to such stock (a "hedging restriction"). "Industry," "Industry Group," "Major Group" and "Division" have the meanings assigned by the Office of Management and Budget, or any successor federal agency responsible for assigning SIC codes. If the SIC Code system of classification is altered or abandoned, the calculation agent may select an alternate classification system and implement similar procedures. "Price volatility" means the average historical price volatility for the period of 100 trading days ending on the trading day immediately prior to the first public announcement of the relevant reorganization event (the "measurement date") as such average historical price volatility for such stock is displayed on Bloomberg screen Equity HVG (using the settings N = 100 and Market: T) (or any successor thereto); provided, that if the price volatility of the reference share or any stock identified in this sub-paragraph is not then displayed on Bloomberg, then the calculation agent, in its sole discretion, will determine the applicable price volatility.

        In the case of a consummated tender or exchange offer or going-private transaction involving consideration of particular types, exchange property shall be deemed to include the amount of cash or other property delivered by the offeror in the tender or exchange offer (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to exchange property in which an offeree may elect to receive cash or other property, exchange property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

        In the event that we (with the prior written approval of the calculation agent) or the calculation agent determine that an adjustment should be made to the closing share price of the reference share on the trading day used to calculate the final share price as a result of one or more events or circumstances not otherwise described above (even if such event or circumstance is specifically excluded from the operation of the provisions described above), we shall at our own expense and acting reasonably request the calculation agent to determine as soon as practicable what adjustment (if any) is fair and reasonable to take account thereof.

        The calculation agent shall be solely responsible for the determination and calculation of any antidilution adjustments and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets in connection with any corporate event described in paragraphs 1, 2 and 3 above, and its determinations and calculations with respect thereto shall be conclusive for all purposes and binding on us and the beneficial owners of the securities, absent manifest error. In the event that there are any distributions of stock, other securities or other property or assets in connection with corporate events described in paragraphs 1, 2, 3 and 4 above, adjustments to the final share price may result, in the calculation agent's sole discretion, in distributions in-kind to you at maturity of such stock, other securities or other property or assets (excluding fractional shares, which such interest shall be paid in cash) in lieu of shares of the reference share.

        No adjustment in the closing share price of the reference share shall be required unless such adjustment would require an increase or decrease of at least 1% of the closing share price, but any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment.

        For purposes of this product supplement, a trading day means any day, as determined by the calculation agent, on which trading is generally conducted for the reference share (or, but for the occurrence of a market disruption event, would have been generally conducted) on the relevant exchange and for options and other derivative instruments on the reference share on the Chicago Mercantile Exchange and the Chicago Board Options Exchange, which we refer to collectively as the related exchanges, other than a day on which the relevant exchange or the related exchanges are scheduled to close prior to their regular weekday closing time. The relevant exchange for the reference share is the primary U.S. exchange or market for trading of the reference share, such as the New York Stock Exchange and The Nasdaq Stock Market.

Market disruption events

        A "market disruption event" means the occurrence or existence of any suspension of or limitation imposed on trading (by reason of movements in price exceeding limits permitted by any relevant exchange or market or otherwise) of, or the unavailability, through a recognized system of public dissemination of transaction information, of accurate price, volume or related information in respect of (a) the reference shares, (b) any options or futures contracts, or any options on such futures contracts, relating to the reference shares, or (c) in the case of reference shares that are American Depositary Receipts ("ADRs"), the underlying ordinary shares represented by such ADRs or any options or futures contracts, or any options on such futures contracts, relating to such underlying shares, if, in each case, in the determination of the calculation agent, in its sole discretion, any such suspension, limitation or unavailability is material.

        For purposes of determining whether a market disruption event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange; (2) a decision permanently to discontinue trading in the relevant options or futures contract will not constitute a market disruption event; (3) limitations pursuant to New York Stock Exchange Rule 80A—Index Arbitrage Trading Restrictions (or any applicable rule or regulation enacted or promulgated by the New York Stock Exchange, any other self-regulatory organization or the SEC of similar scope as determined by the calculation agent) on trading during significant market fluctuations will constitute a market disruption event; (4) a suspension of trading in an options contract on the reference shares by the primary securities market trading in such options, if available, by reason of (x) a price change exceeding limits set by such securities exchange or market, (y) an imbalance of orders relating to such contracts or (z) a disparity in bid and ask quotes relating to such contracts will constitute a suspension or material limitation of trading in options contracts related to the reference shares notwithstanding that such suspension or material limitation is less than two hours; (5) a suspension, absence or material limitation of trading on the primary securities market on which options contracts related to the reference shares are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances; and (6) a "suspension or material limitation" on an exchange or in a market will include a suspension or material limitation of trading by one class of investors provided that such suspension continues for more than two hours of trading or during the last one-half hour period preceding the close of trading on the relevant exchange or market (but will not include limitations imposed on certain types of trading under New York Stock Exchange Rule 80A or any applicable rule or regulation enacted or promulgated by the New York Stock Exchange, NASDAQ, any other self-regulatory organization or the SEC of a similar scope or as a replacement for Rule 80A, as determined by the calculation agent) and will not include any time when such exchange or market is closed for trading as part of such exchange's or market's regularly scheduled business hours.

        If the calculation agent determines that a market disruption event exists in respect of a reference share on a valuation date, then the valuation date for that reference share will be postponed to the first succeeding trading day on which the calculation agent determines that no market disruption event exists in respect of such reference share, unless in respect of the final valuation date the calculation agent determines that a market disruption event in respect of such reference share exists on each of the five trading days immediately following the scheduled final valuation date. In that case, (a) the fifth trading day following the scheduled final valuation date will be deemed to be the final valuation date of such reference share, notwithstanding the existence of a market disruption event in respect of such reference share, and (b) the calculation agent will determine the closing share price for such final valuation date on that fifth succeeding trading day using exchange traded prices on the relevant exchanges (as determined by the calculation agent in its sole and absolute discretion) or, if trading in the reference share has been materially suspended or materially limited, its good faith estimate of the prices that would have prevailed on the exchanges (as determined by the calculation agent in its sole and absolute discretion) but for the suspension or limitation, as of the valuation time on that deemed final valuation date, of the reference share. If the notes are linked to a basket consisting of more than one reference share, the valuation dates for each reference share not affected by a market disruption event will be the scheduled valuation dates.

        In the event that a market disruption event exists in respect of one or more reference shares on the final valuation date, the maturity date of the notes will be postponed to the fifth business day following the day as of which a final share price for each of the reference shares has been calculated. Consequently, the existence of a market disruption event could result in a postponement of the maturity date, but no interest or other payment will be payable because of such postponement.

Events of default and acceleration

        In case an event of default (as defined in the accompanying prospectus) with respect to any notes shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the notes (in accordance with the acceleration provisions set forth in the accompanying prospectus) will be determined by the calculation agent and will equal, for each note, the arithmetic average, as determined by the calculation agent, of the fair market value of the notes as determined by at least three but not more than five broker-dealers (which may include Credit Suisse Securities (USA) LLC or any of our other subsidiaries or affiliates) as will make such fair market value determinations available to the calculation agent.

Purchases

        We may at any time purchase any notes, which may, in our sole discretion, be held, sold or cancelled.

Cancellation

        If we purchase any note and surrender the notes to the trustee for cancellation, the trustee will cancel them.

        For a further description of procedures regarding global securities representing book-entry securities, we refer you to "Description of Debt Securities—Book-Entry System" in the accompanying prospectus and "Description of Notes—Book-Entry, Delivery and Form" in the accompanying prospectus supplement.

Calculation Agent

        Unless otherwise specified in the applicable pricing supplement, the calculation agent is Credit Suisse International, an affiliate of ours. The calculations and determinations of the calculation agent will be final and binding upon all parties (except in the case of manifest error). The calculation agent will have no responsibility for good faith errors or omissions in its calculations and determinations, whether caused by negligence or otherwise. The calculation agent will not act as your agent. Because the calculation agent is an affiliate of ours, potential conflicts of interest may exist between you and the calculation agent. Please refer to the "Risk Factors—There may be potential conflicts of interest" section beginning on page PS-9.

Further Issues

        We may from time to time, without notice to or the consent of the registered holders of the notes, create and issue further securities ranking on an equal basis with the notes being offered hereby in all respects. Such further securities will be consolidated and form a single series with the notes being offered hereby and will have the same terms as to status, redemption or otherwise as the notes being offered hereby.

Notices

        Notices to holders of the notes will be made by first class mail, postage prepaid, to the registered holders.

THE BASKET

        In the applicable pricing supplement, we will provide summary information regarding the business of the issuer or issuers of the reference shares based on publicly available documents. We take no responsibility for the accuracy or completeness of such information.

        If specified in the applicable pricing supplement, one or more of the reference shares may be American Depository Receipts ("ADRs"). ADRs are negotiable receipts issued by a depositary, evidencing ADSs representing underlying ordinary shares of an issuer that have been deposited and are held, on behalf of the holders of such ADRs, by the custodian for the depositary, and/or such other firm or corporation as the depositary may appoint. While the market for underlying ordinary shares represented by ADRs is generally on exchanges outside the United States and is conducted in currencies other than the U.S. dollar, ADRs trade on exchanges within the United States in U.S. dollars.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion summarizes certain U.S. federal income tax consequences of owning and disposing of securities that may be relevant to holders of securities that acquire their securities from us as part of the original issuance of the securities. This discussion applies only to holders that hold their securities as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"). Further, this discussion does not address all of the U.S. federal income tax consequences that may be relevant to you in light of your individual circumstances or if you are subject to special rules, such as if you are:

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  a financial institution,

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  a mutual fund,

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  a tax-exempt organization,

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  a grantor trust,

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  certain U.S. expatriates,

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  an insurance company,

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  a dealer or trader in securities or foreign currencies,

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  a person (including traders in securities) using a mark-to-market method of accounting,

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  a person who holds securities as a hedge or as part of a straddle with another position, constructive sale, conversion transaction or other integrated transaction, or

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  an entity that is treated as a partnership for U.S. federal income tax purposes.

        The discussion is based upon the Code, law, regulations, rulings and decisions, in each case, as available and in effect as of the date of this product supplement, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and foreign laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the "IRS") has been or will be sought as to the U.S. federal income tax consequences of the ownership and disposition of securities, and the following discussion is not binding on the IRS.

        You should consult your tax advisor as to the specific tax consequences to you of owning and disposing of securities, including the application of federal, state, local and foreign income and other tax laws based on your particular facts and circumstances.

        IRS CIRCULAR 230 REQUIRES THAT WE INFORM YOU THAT ANY TAX STATEMENT HEREIN REGARDING ANY U.S. FEDERAL TAX IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING ANY PENALTIES. ANY SUCH STATEMENT HEREIN WAS WRITTEN TO SUPPORT THE MARKETING OR PROMOTION OF THE TRANSACTION(S) OR MATTER(S) TO WHICH THE STATEMENT RELATES. A PROSPECTIVE INVESTOR (INCLUDING A TAX-EXEMPT INVESTOR) IN THE SECURITIES SHOULD CONSULT ITS OWN TAX ADVISOR IN DETERMINING THE TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

Characterization of the Securities

        There are no regulations, published rulings, or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of your securities. Thus, the characterization of the securities is not certain. Our special tax counsel,

Orrick, Herrington & Sutcliffe LLP, has advised that the securities should be treated, for U.S. federal income tax purposes, as a prepaid forward contract (or, in the case of DD-BREN, as a prepaid financial contract), with respect to the reference share or shares that is eligible for open transaction treatment. In the absence of an administrative or judicial ruling to the contrary, we and, by acceptance of the securities, you, agree to treat your securities for all tax purposes in accordance with such characterization. In light of the fact that we agree to treat the securities as a prepaid forward contract, the balance of this discussion assumes that the securities will be so treated.

        You should be aware that the characterization of the securities as described above is not certain, nor is it binding on the IRS or the courts. Thus, it is possible that the IRS would seek to characterize your securities in a manner that results in tax consequences to you that are different from those described above. For example, the IRS might assert that the securities constitute "contingent payment debt instruments" that are subject to special tax rules governing the recognition of income over the term of your securities. If the securities were to be treated as contingent debt, you would be required to include in income on an economic accrual basis over the term of the securities an amount of interest that is based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your securities, or the comparable yield. The amount of interest that you would be required to include in income on a current basis would not be matched by cash distributions to you since the securities do not provide for any cash payments during their term. You would recognize gain or loss upon the sale, redemption or maturity of your securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your securities. In general, your adjusted basis in your securities would be equal to the amount you paid for your securities, increased by the amount of interest you previously accrued with respect to your securities. Any gain you recognized upon the sale, redemption, or maturity of your securities would be ordinary income and any loss to the extent of interest you included in income in the current or previous taxable years in respect of your securities would be ordinary loss, and thereafter would be capital loss. It is also possible that the IRS would seek to characterize your securities as options, and thus as Code section 1256 contracts in the event that they are listed on a securities exchange. In such case, the securities would be marked-to-market at the end of the year and 40% of any gain or loss would be treated as short-term capital gain or loss, and the remaining 60% of any gain or loss would be treated as long-term capital gain or loss. We are not responsible for any adverse consequences that you may experience as a result of any alternative characterization of the securities for U.S. federal income tax or other tax purposes.

        You should consult your tax adviser as to the tax consequences of such characterization and any possible alternative characterizations of your securities for U.S. federal income tax purposes.

U.S. Holders

        For purposes of this discussion, the term "U.S. Holder," for U.S. federal income tax purposes, means a beneficial owner of securities that is (1) a citizen or resident of the United States, (2) a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust, if (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes. If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds securities, the U.S. federal income tax treatment of such partnership and a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership, or a partner of a partnership, holding securities, you should consult your tax adviser regarding the tax consequences to you from the partnership's purchase, ownership and disposition of the securities.

        In accordance with the agreed-upon tax treatment described above, upon receipt of the redemption amount of the securities from us, a U.S. Holder will recognize gain or loss equal to the difference between the amount of cash received from us and the U.S. Holder's tax basis in the security at that time. For securities with a term of more than one year, such gain or loss will be long-term capital gain or loss if the U.S. Holder has held the security for more than one year at maturity. For securities with a term of less than one year, such gain or loss will be short-term capital gain or loss.

        Upon the sale or other taxable disposition of a security, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and the U.S. Holder's tax basis in the security (generally its cost). For securities with a term of more than one year, such gain or loss will be long-term capital gain or loss if the U.S. Holder has held the security for more than one year at the time of disposition. For securities with a term of less than one year, such gain or loss will be short-term capital gain or loss.

Non-U.S. Holders Generally

        In the case of a holder of the securities that is not a U.S. Holder and has no connection with the United States other than holding its securities (a "Non-U.S. Holder"), payments made with respect to the securities will not be subject to U.S. withholding tax, provided that such Non-U.S. Holder complies with applicable certification requirements. Any gain realized upon the sale or other disposition of the securities by a Non-U.S. Holder will generally not be subject to U.S. federal income tax unless (i) such gain is effectively connected with a U.S. trade or business of such Non-U.S. Holder or (ii) in the case of an individual, such individual is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met.

        Non-U.S. Holders that are subject to U.S. federal income taxation on a net income basis with respect to their investment in the securities should refer to the discussion above relating to U.S. Holders.

U.S. Federal Estate Tax Treatment of Non-U.S. Holders

        The securities may be subject to U.S. federal estate tax if an individual Non-U.S. Holder holds the securities at the time of his or her death. The gross estate of a Non-U.S. Holder domiciled outside the United States includes only property situated in the United States. Individual Non-U.S. Holders should consult their tax advisers regarding the U.S. federal estate tax consequences of holding the securities at death.

IRS Notice on Certain Financial Transactions

        On December 7, 2007, the IRS and the Treasury Department issued Notice 2008-2, in which they stated they are considering issuing new regulations or other guidance on whether holders of an instrument such as the securities should be required to accrue income during the term of the instrument. The IRS and Treasury Department also requested taxpayer comments on whether (a) the appropriate method for accruing income or expense (e.g., a mark-to-market methodology or a method resembling the noncontingent bond method), (b) income and gain on such an instrument should be ordinary or capital, and (c) foreign holders should be subject to withholding tax on any deemed income accrual.

        Accordingly, it is possible that regulations or other guidance may be issued that require holders of the securities to recognize income in respect of the securities prior to receipt of any payments thereunder or sale thereof. Any regulations or other guidance that may be issued could result in income and gain (either at maturity or upon sale) in respect of the securities being treated as ordinary income. It is also possible that a Non-U.S. Holder of the securities could be subject to U.S. withholding tax in respect of the securities under such regulations or other guidance. It is not possible to determine whether such regulations or other guidance will apply to your securities (possibly on a retroactive basis). You are urged to consult your tax adviser regarding Notice 2008-2 and its possible impact on you.

Possible Legislation on Prepaid Forward Contracts

        On December 19, 2007, Representative Richard Neal introduced a tax bill (the "Bill") before the House Ways and Means Committee that would apply to "prepaid derivative contracts" acquired after the date of enactment of the Bill. The Bill, if enacted, would apply to certain derivative financial contracts with a term of more than one year, where there is no substantial likelihood that the taxpayer will be required to pay any additional amount thereunder, and would require the holder of such a contract to include as interest income each year in respect of such contract an amount determined by reference to the monthly U.S. federal short-term rate determined under Code section 1274(d). A holder's tax basis in such contract would be increased by the amount so included. Any gain (either at maturity or upon sale) with respect to contract would be treated as long-term capital gain if the contract is a capital asset in the hands of the holder and such holder has held the contract for more than one year. Any loss would be treated as ordinary loss to the extent of prior interest accruals.

        While the Bill, if enacted, would not apply to the securities (due to its prospective effective date), it is not possible to predict whether any tax legislation that may ultimately be enacted will apply to your securities (possibly on a retroactive basis). You are urged to consult your tax adviser regarding the Bill and any future tax legislation that may apply to your securities.

Backup Withholding and Information Reporting

        A holder of the securities (whether a U.S. Holder or a Non-U.S. Holder) may be subject to information reporting requirements and to backup withholding with respect to certain amounts paid to such holder unless it provides a correct taxpayer identification number, complies with certain certification procedures establishing that it is not a U.S. Holder or establishes proof of another applicable exemption, and otherwise complies with applicable requirements of the backup withholding rules.

BENEFIT PLAN INVESTOR CONSIDERATIONS

        The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code of 1986, (the "Code"), impose certain requirements on (a) employee benefit plans subject to Title I of ERISA, (b) individual retirement accounts, Keogh plans or other arrangements subject to Section 4975 of the Code, (c) entities whose underlying assets include "plan assets" by reason of any such plan's or arrangement's investment therein (we refer to the foregoing collectively as "Plans") and (d) persons who are fiduciaries with respect to Plans. In addition, certain governmental, church and non-U.S. plans ("Non-ERISA Arrangements") are not subject to Section 406 of ERISA or Section 4975 of the Code, but may be subject to other laws that are substantially similar to those provisions (each, a "Similar Law").

        In addition to ERISA's general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., "parties in interest" as defined in ERISA or "disqualified persons" as defined in Section 4975 of the Code (we refer to the foregoing collectively as "parties in interest") unless exemptive relief is available under an exemption issued by the U.S. Department of Labor. Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. We, and our current and future affiliates, including Credit Suisse Securities (USA) LLC and the calculation agent, may be parties in interest with respect to many Plans. Thus, a Plan fiduciary considering an investment in securities should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. For example, the securities may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief were available under an applicable exemption.

        In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase securities, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96-23), (B) the insurance company general account exemption (PTCE 95-60), (C) the bank collective investment fund exemption (PTCE 91-38), (D) the insurance company pooled separate account exemption (PTCE 90-1) and (E) the qualified professional asset manager exemption (PTCE 84-14). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide a limited exemption for the purchase and sale of securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more than adequate consideration in connection with the transaction (the so-called "service provider exemption"). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the securities.

        Except as otherwise provided in the applicable pricing supplement, each purchaser or holder of a security, and each fiduciary who causes any entity to purchase or hold a security, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such securities, that either (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding securities on behalf of or with the assets of any Plan or Non-ERISA arrangement; or (ii) its purchase, holding and subsequent disposition of such securities shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law because such purchase, holding and subsequent disposition is covered by PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, the service provider exemption or a similar exemption from a Similar Law prohibition.

        Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the securities. We also refer you to the portions of the accompanying prospectus addressing restrictions applicable under ERISA, the Code and Similar Law.

        Each purchaser of a security will have exclusive responsibility for ensuring that its purchase, holding and subsequent deposition of the security does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the securities would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

PLAN OF DISTRIBUTION

        Unless otherwise stated in the applicable pricing supplement, we will sell the notes to Credit Suisse Securities (USA) LLC, acting as principal, at the discounts or concessions set forth in the applicable pricing supplement, for resale to one or more investors or other purchasers at the offering prices specified in the applicable pricing supplement. Credit Suisse Securities (USA) LLC may offer the notes it has purchased as principal to other dealers. Credit Suisse Securities (USA) LLC may sell the notes to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount to be received by Credit Suisse Securities (USA) LLC from us. Unless otherwise indicated in the applicable pricing supplement, any notes sold to Credit Suisse Securities (USA) LLC as principal will be purchased by Credit Suisse Securities (USA) LLC at a price equal to 100% of the principal amount less a percentage equal to the commission applicable to any agency sale of a note of identical maturity, and may be resold by Credit Suisse Securities (USA) LLC to investors and other purchasers from time to time in one or more transactions, including negotiated transactions as described below. After the initial public offering of any notes, the public offering price, concession and discount of such notes may be changed. The applicable pricing supplement will indicate the estimated out-of-pocket expenses of each offering.

        Each issue of notes will be a new issue of notes with no established trading market. Unless otherwise stated in the applicable pricing supplement, Credit Suisse Securities (USA) LLC intends to make a secondary market in the notes. Any of our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, may use the pricing supplement, together with this product supplement and the accompanying prospectus supplement and prospectus, in connection with the offers and sales of notes related to market-making transactions by and through our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, at negotiated prices related to prevailing market prices at the time of sale or otherwise. Any of our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, may act as principal or agent in such transactions. None of our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, has any obligation to make a market in the notes and any broker-dealer subsidiary or affiliate that does make a market in the notes may discontinue any market-making activities at any time without notice, at its sole discretion. No assurance can be given as to the liquidity of the trading market for the notes. Unless otherwise specified in the applicable pricing supplement, the notes will not be listed on a national securities exchange in the United States.

        We reserve the right to withdraw, cancel or modify the offer made hereby without notice.

        Credit Suisse Securities (USA) LLC is our affiliate. The offering therefore is being conducted in accordance with the applicable provisions of Section 2720 of the NASD, Inc. Conduct Rules.

        We have agreed to indemnify Credit Suisse Securities (USA) LLC against liabilities under the U.S. Securities Act of 1933, as amended, or contribute to payments that Credit Suisse Securities (USA) LLC may be required to make in that respect. We have also agreed to reimburse Credit Suisse Securities (USA) LLC for expenses.

        In connection with the offering, Credit Suisse Securities (USA) LLC may engage in stabilizing transactions and over-allotment transactions in accordance with Regulation M under the Exchange Act.

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  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

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  Over-allotment involves sales by Credit Suisse Securities (USA) LLC in excess of the principal amount of securities Credit Suisse Securities (USA) LLC is obligated to purchase, which creates a short position. Credit Suisse Securities (USA) LLC will close out any short position by purchasing notes in the open market.

        These stabilizing transactions may have the effect of raising or maintaining the market prices of the notes or preventing or retarding a decline in the market prices of the notes. As a result, the prices of the notes may be higher than the prices that might otherwise exist in the open market.

        Credit Suisse Securities (USA) LLC and its affiliates have engaged and may in the future engage in commercial banking and investment banking and other transactions with us and our affiliates in the ordinary course of business.

        The notes may be offered for sale in those jurisdictions in the United States where it is lawful to make such offers.

        Credit Suisse Securities (USA) LLC has represented and agreed that it has not offered, sold or delivered and will not offer, sell or deliver any of the notes directly or indirectly, or distribute any pricing supplement or this product supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the notes, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that it will not impose any obligations on us.

        No action has been or will be taken by us or Credit Suisse Securities (USA) LLC that would permit a public offering of the notes or possession or distribution of this product supplement and the accompanying prospectus supplement and prospectus or any pricing supplement in any jurisdiction other than the United States.

        Concurrently with the offering of the notes through Credit Suisse Securities (USA) LLC as described in this product supplement, we may issue other securities from time to time as described in the accompanying prospectus supplement and prospectus.

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PRODUCT SUPPLEMENT TO THE PROSPECTUS SUPPLEMENT DATED MARCH 24, 2008 AND PROSPECTUS DATED MARCH 29, 2007
TABLE OF CONTENTS
NOTICE TO INVESTORS
SUMMARY
RISK FACTORS
CREDIT SUISSE
USE OF PROCEEDS AND HEDGING
DESCRIPTION OF THE SECURITIES
THE BASKET
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
BENEFIT PLAN INVESTOR CONSIDERATIONS
PLAN OF DISTRIBUTION